                                                                      EXHIBIT 99


FOR IMMEDIATE RELEASE                       For Additional Information
                                            Contact: Jim McDonald
                                                     Vice President & CFO
                                                     (740) 753-1951

             ROCKY SHOES & BOOTS, INC. REPORTS FIRST QUARTER RESULTS

                          Branded Sales Increase 38.5%

NELSONVILLE, Ohio (April 23, 2003) Rocky Shoes & Boots, Inc. (NASDAQ: RCKY) today reported results for the three months ended March 31, 2003. The net loss decreased to $622,569, or $0.14 per diluted share, compared with a net loss of $1,227,188, or $0.27 per diluted share, for the same period last year.

Mike Brooks, Chairman and CEO commented, "Our results for the three months ended March 31, which is historically our weakest quarter of the year, reflect improvement over last year. Positive factors include a 38.5% gain in branded product sales and an increase in gross margin to 25.2%. Orders received during first quarter 2003 are well ahead of last year. We are pleased with the growing interest in ROCKY(R) as we continue to extend the brand through our "head-to-toe" growth strategy, which includes lines of branded clothing and accessories. Our recent acquisition of GATES(R) underscores our commitment to this approach. While uncertainties remain concerning the national economy, we are encouraged regarding improved performance this year."

First Quarter Results

Net sales improved slightly to $13,754,941 for the quarter ended March 31, 2003 versus $13,749,588 a year ago. Branded sales, led by an increase of $2,756,000, or 47.9% in occupational footwear sales, rose 38.5% to $13,755,000 for first quarter 2003 from $9,929,000 for the same period last year. Increases were realized in all branded product categories. There were no sales of footwear to the U.S. Military in first quarter 2003 versus $3,821,000 for the same period a year ago.

Gross profit rose to $3,465,528, or 25.2% of net sales, for first quarter 2003 compared with $2,340,653, or 17.0% of net sales, last year. The results benefited primarily from no sales of military boots during first quarter 2003, which were produced at significantly lower margins than other products. Gross profit on branded products improved 160 basis points as a result of increased higher margin sourced product sales, which rose to 49.1% of net sales for first quarter 2003 from 30.0% last year. It is anticipated that the quarterly gross margin will increase this year as sales volumes increase.

                                     (more)

Selling, general and administrative expenses were $4,250,606, or 30.9% of net sales, for first quarter 2003 versus $3,899,501, or 28.4% of net sales, for the same period last year. The increase was due to additional commissions for the higher amount of branded sales and, to a lesser extent, increased fringe benefits costs.

Funded Debt

Funded debt was $10,828,975 at March 31, 2003 versus $15,893,958 on the same date a year ago, a decline of 31.9%. Interest expense declined 30.7% for first quarter 2003 to $196,180 from $283,109 a year ago, primarily as a result of lower borrowings.

Inventory

Inventory was $28,342,873 at March 31, 2003 compared with $29,713,341 on the same date last year.

Share Repurchase Program

The Board of Directors authorized a share repurchase program in September 2002 for up to 500,000 shares, representing approximately 11% of the Company's common shares outstanding at that time. Purchases were authorized through open market or privately negotiated transactions. The purchases were funded from the Company's operating cash flow and credit facility. During first quarter 2003 the Company completed the repurchase program. The average purchase price was $6.38 per share.

Outlook

The Company anticipates that its 2003 net sales, including $8 million from the recently acquired GATES(R) brand, will be at least $98 million. If the Company achieves net sales of at least $98 million for the year 2003 net income is expected to exceed $1.00 per diluted share for the year 2003 compared with $0.62 for 2002. The Company cautions investors, however, that the fiscal 2003 net sales and earnings outlook is made on the basis of present market conditions and if sales do not reach $98 million, actual earnings may be less than the current guidance.

                                     (more)

About Rocky Shoes & Boots, Inc.

Rocky Shoes & Boots, Inc. designs, develops, manufactures and markets premium quality rugged outdoor, occupational, and casual footwear, as well as branded clothing and accessories. The Company's footwear, clothing and accessories are marketed through several distribution channels, primarily under the registered trademark, ROCKY.

This press release contains certain forward-looking statements with in the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management, and include statements in this press release regarding: anticipated 2003 performance in sales, gross margin, net income and earnings per share (paragraphs 2, 4 and 9). These forward-looking statements involve numerous risks and uncertainties, including the risks that sales plans will not be met, that present orders may be cancelled or delayed, that the general economy or consumer spending habits will depress the market for the Company's products, that there may be disruption in the shipment of products from overseas to the Company, that the weather in 2003 is drier and warmer than normal, and all of the other various risks inherent in the Company's business as set forth in periodic reports filed with the Securities and Exchange Commission, including, the Company's annual report on Form 10-K for the year ended December 31, 2002. One or more of these factors have affected, and could in the future effect, the Company's businesses and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the Company, or any other person should not regard the inclusion of such information as a representation, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.


                                     (more)

                   ROCKY SHOES & BOOTS, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (UNAUDITED)


                                                          THREE MONTHS ENDED
                                                               MARCH 31,
                                                        2003                 2002
                                                    ------------        ------------

NET SALES                                           $ 13,754,941        $ 13,749,588

COST OF GOODS SOLD                                    10,289,413          11,408,935
                                                    ------------        ------------

GROSS MARGIN                                           3,465,528           2,340,653


SELLING, GENERAL AND ADMINISTRATIVE EXPENSES           4,250,606           3,899,501
                                                    ------------        ------------

LOSS FROM OPERATIONS                                    (785,078)         (1,558,848)

OTHER INCOME AND (EXPENSES):
         Interest expense                               (196,180)           (283,109)
         Other - net                                      91,873              88,831
                                                    ------------        ------------
                  Total other - net                     (104,307)           (194,278)
                                                    ------------        ------------

LOSS BEFORE INCOME TAX BENEFIT                          (889,385)         (1,753,126)

INCOME TAX BENEFIT                                      (266,816)           (525,938)
                                                    ------------        ------------

NET LOSS                                            $   (622,569)       $ (1,227,188)
                                                    ============        ============

NET LOSS PER SHARE
         Basic                                            ($0.14)             ($0.27)
         Diluted                                          ($0.14)             ($0.27)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
         Basic                                         4,363,115           4,493,823
                                                    ============        ============
         Diluted                                       4,363,115           4,493,823
                                                    ============        ============


                                     (more)

                   ROCKY SHOES & BOOTS, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS


                                                                   MARCH 31, 2003      DECEMBER 31, 2002   MARCH 31, 2002
                                                                   --------------      -----------------   ---------------
                                                                      UNAUDITED                               UNAUDITED
                                                                   --------------                          ---------------
ASSETS

CURRENT ASSETS:
     Cash and cash equivalents                                      $  2,391,867        $  4,276,722        $  1,117,729
     Trade receivables - net                                          10,639,471          15,282,618          11,005,564
     Other receivables                                                 1,854,435           1,173,714           2,525,586
     Inventories                                                      28,342,873          23,181,989          29,713,341
     Deferred income taxes                                               578,951             584,511             615,609
     Prepaid expenses                                                  1,748,220           1,267,097           1,539,910
                                                                    ------------        ------------        ------------
         Total current assets                                       $ 45,555,817        $ 45,766,651        $ 46,517,739

FIXED ASSETS - net                                                    18,770,432          19,049,287          20,471,642

DEFERRED PENSION ASSET                                                 1,651,222           1,651,222           2,169,021

DEFERRED INCOME TAXES                                                    153,495             153,495             295,784

OTHER ASSETS                                                           1,842,517           1,796,359           2,537,800
                                                                    ------------        ------------        ------------

TOTAL ASSETS                                                        $ 67,973,483        $ 68,417,014        $ 71,991,986
                                                                    ============        ============        ============

LIABILITIES AND SHAREHOLDERS' EQUITY:

CURRENT LIABILITIES:
     Accounts payable                                               $  4,881,731        $  1,642,306        $  3,629,340
     Current maturities - long-term debt                                 488,169             486,161             474,315
     Accrued taxes - other                                               410,500             346,168             609,655
     Accrued salaries and wages                                          712,192             807,611             704,559
     Accrued plant closing costs                                         210,000             210,000             851,175
     Accrued other                                                       393,097             523,118             275,248
                                                                    ------------        ------------        ------------
         Total current liabilities                                     7,095,689           4,015,364           6,544,292

LONG TERM DEBT - less current maturities                              10,340,806          10,488,388          15,419,643

DEFERRED LIABILITIES                                                   1,687,053           1,520,338             173,750
                                                                    ------------        ------------        ------------

TOTAL LIABILITIES                                                     19,123,548          16,024,090          22,137,685

SHAREHOLDERS' EQUITY:
Common stock, no par value;
     10,000,000 shares authorized; issued and outstanding
     March 31, 2003 - 4,051,430; December 31, 2002 - 4,489,065;
     March 31, 2002 - 4,498,965                                       32,368,617          35,289,038          35,340,315
     Accumulated other comprehensive loss                             (2,311,749)         (2,311,749)           (831,161)
     Retained earnings                                                18,793,067          19,415,635          15,345,147
                                                                    ------------        ------------        ------------

         Total shareholders' equity                                   48,849,935          52,392,924          49,854,301
                                                                    ------------        ------------        ------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                          $ 67,973,483        $ 68,417,014        $ 71,991,986
                                                                    ============        ============        ============

                                       ###